Exhibit 10.17

EXELIXIS, INC.
NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION POLICY
ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 28, 2014
AMENDED BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS: MARCH 28, 2014
AMENDED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS: OCTOBER 14, 2014
AMENDED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS: JANUARY 4, 2016
AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 23, 2017
Each member of the board of directors (the “Board”) of Exelixis, Inc. (the “Company”) who is not an Employee (as defined in the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”)) (each, a “Non-Employee Director”) will be eligible to receive equity compensation as set forth in this Exelixis, Inc. Non-Employee Director Equity Compensation Policy (this “Policy”). The Initial Option Grants, Initial RSU Grants, Annual Option Grants and Annual RSU Grants (each as defined below) described in this Policy will be granted automatically and without further action of the Board to each Non-Employee Director who is eligible to receive such equity compensation, unless such Non-Employee Director declines the receipt of such equity compensation by written notice to the Company; provided, however, that notwithstanding the foregoing or anything in this Policy to the contrary, any equity grants scheduled to be granted on a certain date pursuant to this Policy will not be granted automatically if (i) the number of shares available for issuance under the 2014 Plan is insufficient to make all such grants on such date or (ii) making any such grants would exceed any applicable limits in the 2014 Plan. This Policy will become effective on the date of the annual meeting of the Company’s stockholders held in 2014, provided that the 2014 Plan is approved by the Company’s stockholders at such annual meeting, and will remain in effect until it is revised or rescinded by further action of the Board. Capitalized terms not explicitly defined in this Policy but defined in the 2014 Plan will have the same definitions as in the 2014 Plan.
The equity grants described in this Policy will be granted under the 2014 Plan and will be subject to the terms and conditions of (i) the 2014 Plan, (ii) the forms of grant notices and agreements approved by the Board for the grant of equity to Non-Employee Directors and (iii) this Policy.
(a)     Initial Grants. Each person who is elected or appointed for the first time to be a Non-Employee Director automatically will be granted, upon the date of his or her initial election or appointment to be a Non-Employee Director, equity grants with a combined total dollar value of $400,000, which will be divided between approximately 50% in the form of a nonstatutory stock option (an “Initial Option Grant”) and approximately 50% in the form of a restricted stock unit award (an “Initial RSU Grant”), based on the valuation methodology established by the Board. The number of shares of Common Stock subject to each Initial Option Grant and Initial RSU Grant will be based on such methodology and the average of the daily closing sales prices of the Common Stock for all of the trading days during the 30 calendar day period ending on (and including) the last calendar day immediately prior to the grant date of such Initial Option Grant and Initial RSU Grant.
(b)     Annual Grants. On the day following each annual meeting of the Company’s stockholders, each person who is then a Non-Employee Director automatically will be granted equity grants with a combined total dollar value of $250,000, which will be divided between approximately 50% in the form of a nonstatutory stock option (an “Annual Option Grant”) and approximately 50% in the form of a restricted stock unit award (an “Annual RSU Grant”), based on the valuation methodology established by the Board; provided, however, that each Non-Employee Director may instead elect to receive 100% of such equity grants in the form of a nonstatutory stock option (in which case, the term “Annual Option Grant” will refer to such nonstatutory stock option). Any such election must be made by a Non-Employee Director by the date required by the Company and will remain in effect until revoked by such Non-Employee Director, provided that any such revocation is made by the date required by the Company. The number of shares of Common Stock subject to each Annual Option Grant and Annual RSU Grant, if any, will be based on such methodology and the average of the daily closing sales prices of the Common Stock for all of the trading days during the 30 calendar day period ending on (and including) the last calendar day immediately prior to the grant date of such Annual Option Grant and Annual RSU Grant, if any.
(c)     Terms of Options.
(i)    Exercise Price. The exercise price of each Initial Option Grant and Annual Option Grant will be equal to 100% of the Fair Market Value of the Common Stock subject to such option on the date such option is granted.
(ii)     Exercisability and Vesting. Subject to Section (e) below, each Initial Option Grant and Annual Option Grant will be fully exercisable upon grant and will vest as follows:
(A)     Each Initial Option Grant will provide for vesting of 1/4th of the shares subject to such option on the first anniversary of the date of grant and 1/48th of the shares subject to such option each month thereafter, subject to the Non-Employee Director’s Continuous Service through such dates.
(B)    Each Annual Option Grant will provide for vesting of 1/12th of the shares subject to such option each month after the date of grant, subject to the Non-Employee Director’s Continuous Service through such dates.
(d)     Terms of RSUs.
(i)    Vesting. Subject to Section (e) below, each Initial RSU Grant and Annual RSU Grant will vest as follows:
(A)     Each Initial RSU Grant will provide for vesting of 1/4th of the shares subject to such award on each of the first four anniversaries of the date of grant, subject to the Non-Employee Director’s Continuous Service through such dates.
(B)    Each Annual RSU Grant will provide for vesting of 100% of the shares subject to such award on the first anniversary of the date of grant, subject to the Non-Employee Director’s Continuous Service through such date.
(ii)    Delivery of Shares. The shares subject to each Initial RSU Grant and Annual RSU Grant will be delivered on the applicable vesting date or as soon as administratively practicable thereafter.
(e)     Corporate Transaction. The provisions in this Section (e) will apply to each Initial Option Grant, Initial RSU Grant, Annual Option Grant, Annual RSU Grant and any other equity award granted to a Non-Employee Director under the 2014 Plan (an “Other Equity Grant”) and will supersede Section 9(c) of the 2014 Plan in its entirety.
(i)    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the 2014 Plan or shall substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the transaction described in this Section (e)(i) for those outstanding under the 2014 Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the 2014 Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated prior to consummation of such event, the vesting of such Stock Awards and any shares of Common Stock acquired under such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised at or prior to consummation of such event. With respect to any other Stock Awards outstanding under the 2014 Plan, such Stock Awards shall terminate if not exercised prior to consummation of such event.
(ii)    Securities Acquisition. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of, and does not constitute a transaction described in, Section (e)(i) above, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated prior to consummation of such event, the vesting of such Stock Awards and any shares of Common Stock acquired under such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full.
(f)     Change in Control. Section 9(d)(i) of the 2014 Plan will not apply to any Initial Option Grant, Initial RSU Grant, Annual Option Grant, Annual RSU Grant or Other Equity Grant.

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